As filed with the Securities and Exchange Commission on this September 9, 2013

Registration No. 333-189007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOELLINGEN ADVISORY GROUP, INC.

 (Name of registrant as specified in its charter)

Florida	7389	90-0954373
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

SOELLINGEN ADVISORY GROUP, INC.

777 South Flagler Drive, Suite 800

West Palm Beach, Florida 33401

561-214-4832

 (Address and telephone number of registrant’s principal executive offices)

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

727-471-0444

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.0001	862,000	$0.05	$43,100.00	$5.58

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.  The 862,000 shares of common stock identified in the table above relate to the Resale Offering by thirty-eight (38) selling shareholders.  This does not include 19,592,000 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 20,414,000 shares of our common stock issued and outstanding as of September 9, 2013.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED September 9, 2013

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated September 9, 2013

SOELLINGEN ADVISORY GROUP, INC.

777 South Flagler Drive, Suite 800

West Palm Beach

Florida 33401

561-214-4832

The Securities Being Offered For Resale Are Shares of Common Stock of SOELLINGEN ADVISORY GROUP, INC.

Shares of Common Stock offered by Security Holders in Resale Offering

862,000

This prospectus relates to 862,000 shares of SOELLINGEN ADVISORY GROUP, INC.  Common Stock which is being offered in the Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.”  The 862,000 shares of common stock identified in the table above relate to the Resale Offering by thirty-eight (38) selling shareholders.  This does not include 19,552,000 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 20,414,000 shares of our common stock issued and outstanding as of this September 9, 2013

It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus.  The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security.  There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  The selling shareholders may sell shares of our common stock at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Selling shareholders are underwriters as defined under the Securities Act of 1933. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction

The offering shall terminate no later than 180 days from the effective date of this registration statement. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk.  You should read the “RISK FACTORS” section beginning on page 7 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Nor have they made, or will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights certain information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information regarding SOELLINGEN ADVISORY GROUP, INC. (“Us,” “We,” “Our,” “SAGI,” the “Company,” or “the Corporation”) and our financial statements and the related notes appearing elsewhere in this prospectus.

 The Company

Our Business

SOELLINGEN ADVISORY GROUP, INC. (hereinafter “SAGI”) is a development stage company incorporated in the State of Florida in March 2013. We were formed as a consultant to the environmental technologies industry.  The environmental technologies industry is subject to constant change due to market trends, thereby making it extremely competitive. The environmental technologies industry is complex, because several segments are regulated by both federal and state governments. SAGI’s approach assists general business operations with the growth and development, international expansion and marketing aspects of their business, allowing our potential customers to focus on the business aspects of operations. By using the services provided by SAGI, our clients are free to focus on compliance with regulations within their industry, and to complete their primary business goals.

SOELLINGEN ADVISORY GROUP, INC. focuses on three main aspects of the consulting business: operations management, international expansion strategy and marketing. Assisting business owners to build strong relationships with their vendors, partners and contractors will allow our client companies to add business stability through retention of key personnel, project success and brand sustainability.

Our programs will be tailored to meet the needs and requests of our clients. We will assist our clients with growth by increasing their customer base and assisting their operations and growth management in new markets.

We will provide customized business strategies, based upon client preference, which may include any or all of the following:

• International and domestic corporate development strategies;

• Strategic and financial partnering;

• Project management;

• Seminars and Special Events; and,

• Marketing.

The company has consulted on a number of projects on a pro-bono basis to establish a strong corporate history toward obtaining a strong paying client base. The rate charged for our services will be dependent upon the level of consulting services the client company is interested in utilizing and the complexity of the client company business. SAGI consulting fees will be negotiated and established based upon factors such as the level of services requested by the client.

Thus far we have marketed our services primarily to environmental and "green" technology, renewable energy, mining services and infrastructure development companies located in the United States of America (the “U.S.”). SAGI has been doing business since inception, March 2013.  Originally formed to do any and all legal business, the intent of the corporation was to specialize in corporate development and growth management consultation.  David Haig, our president has been involved in the company since inception and is the founder.  We focus on geographic areas, projects and budget levels where we believe there are significant demand for our services and the potential for attractive returns to our company and investors. We do not consider our company to be a “blank check company” as such term is defined in Securities and Exchange Commission Rule 419; however, we are a development stage company with minimal revenues and limited operations and our auditor has expressed substantial doubt about our ability to continue as a going concern. The company is not a blank-check company and was not formed for the purposes of a reverse merger or any other like transaction. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction. The company does now and will continue to operate as an advisory company, on a fee-based compensation basis, for independent clients requiring our expertise, experience and international contact networks. Any acquisitions that the company may make in the future, would be of companies similar in nature to our own, operating in similar or complementary industry segments or geographic location; that would provide Soellingen with new growth opportunities or competitive advantage. However, even though our business plan does contemplate potential growth through the acquisition of specialty service providers and other independent consulting services companies that would complement our business plan we are first and foremost a business consulting company. SAGI anticipates growth through the consolidation of consulting service providers, proprietary processes and small to mid-sized independent management consulting companies that operate in related industries. Our management has designed an aggressive but straightforward strategy to transition SAGI to a full service independent environmental technologies industry solutions provider in addition to our consulting with minimal risk to the existing operation.

We believe that our conduct to date evidences significant, bona fide business operations and a scenario that is wholly inapposite to any attempt to create the mere appearance of a specific business plan and effort to avoid the application of Rule 419.

 Our general business strategy is to market our services to markets primarily in industry/incentive friendly regions of the United States of America. Our strategically located business development efforts are well positioned to benefit from the continuing need for our services.  We recognize that current market conditions are extremely challenging.  Accordingly, we have adapted our business plan and strategy with the goal of protecting liquidity, enhancing our balance sheet and positioning our Company for future growth when market conditions improve.  In connection with this strategy, we have adopted a conservative approach and our principal business strategy is to utilize our sales expertise to:

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sell consulting services throughout the United States;

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provide consistently reliable high-quality service;

•

aggressively manage operating costs to maintain and improve operating margins;

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expand business by improving, enhancing and expanding sales, gaining new customers;

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pursue complementary “bolt on” growth opportunities having acceptable risks and returns; and

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generate consistent revenue, operating margins, earnings and cash flows.

The following sections present an overview of our business segment, including information regarding the principal business and competitive strengths. Our results of operations and financial condition are subject to a variety of risks. For information regarding our key risk factors, see “Risk Factors.”

We conduct consulting services in industry/incentive friendly regions of the United States of America. Our business consists of one operation from the corporate headquarters. Our revenue will be generated from consulting services.

We currently have only two employees, David Haig who is our CEO and President, and Ray Skaff who is our Vice President, Corporate Communications.

The Offering

Number of Shares Being Offered:

The selling security holders may sell up to 862,000 shares of common stock at $0.05 per share. Affiliated persons are not offering any shares.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  Non-affiliated selling security holders will sell at the fixed price.  Selling shareholders are underwriters as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:

20,414,000 shares of our common stock are issued and outstanding.  We have no other securities issued.

Selected Financial Data - Annual:

March 28, 2013 (inception) June 30,
2013
Current assets	$175,167
Total Assets	176,167

Total current liabilities	164,901
Total stockholders' equity (deficit)	11,266

Working Capital	10,266

March 28, 2013 (inception) June 30, 2013
Statement of Operations
Revenues	$19,500
Operating expenses:	68,017
Interest Expense	5,017
Net income (loss)	$(13,534)

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.  Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

(1) Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis.  We have a working capital deficiency of $6,949, and have an accumulated deficit of $30,649 since inception as of April 30, 2013.  We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  The Company to date has funded its initial operations through the sale of unregistered securities in the amount of $22,850.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2)  Our access to credit markets may be limited, which may adversely impact our liquidity.

We may require additional capital from outside sources from time to time. Our ability to arrange financing, and the cost of such capital, is dependent on numerous factors, including:

•	credit availability from banks and other financial institutions;

•	investor confidence in us;

•	our levels of indebtedness;

•	competitive, legislative and regulatory matters;

•	cash flows; and,
•	provisions of tax and securities laws that may impact raising capital.

In addition, volatility in the capital markets may adversely affect our ability to access any available borrowing capacity under our revolving credit facility.

(3) Our operating results and financial condition may be adversely affected by unfavorable general economic conditions.

Unfavorable economic conditions worldwide contribute to slowdowns. If global economic conditions or economic conditions in the U.S. remain uncertain or persist, spread or deteriorate further, we may experience material adverse impacts on our results of operations, cash flows and financial condition.

(4) Our profitability depends on the demand for the services we sell in the markets we serve.

Any sustained reduction in demand for our services in markets served by our midstream assets could result in a significant reduction in the volume of services that we sell, thereby adversely affecting our results of operations, cash flows and financial condition. Factors that could lead to a reduction in demand include:

•	an increase in the price of services;

•	higher taxes, including federal excise taxes or sales taxes or other governmental or regulatory actions that increase, directly or indirectly;

•	adverse economic conditions which result in lower spending by consumers and businesses on services we sell;

•	higher taxes or other governmental or regulatory actions that increase the cost of the services we provide;

•	effects of weather, natural phenomena, terrorism, war, or other similar acts;
•	a shift by consumers to more technological advances by manufacturers or federal or state regulations; and,

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decisions by our customers or suppliers to use alternate service providers for a portion or all of their needs, operate in different markets not served by us, reduce operations or cease operations entirely.

(5) Because of the natural decline in production in our areas of operation, our success depends on our ability to obtain new sources of business, which is dependent on factors beyond our control.

We have no control over the level of business consulting in our areas of operation. In addition, we have no control over business owners or their decisions, which are affected by, among other things, the availability and cost of capital, prevailing and projected prices, and demand for services, levels of reserves, geological considerations, environmental or other governmental regulations.

(6) Our establishment of new areas may not result in the anticipated revenue increases and is subject to unanticipated regulatory, environmental, political, legal and economic risks which could adversely affect our business.

One of the ways we intend to grow our business is through the establishment of new sales areas. The additions or modifications to our existing business and of new areas could involve a variety of regulatory, environmental, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand into a new geographical area, the expansion may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which such growth does not materialize. To the extent we rely on estimates of future production in our decision to expand, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new areas may not be able to attract enough demand to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition.

(7) We may be unable to generate sufficient or positive cash flows from the sale of services to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from the purchase, sale and cost to provide our services. Our cash flows are affected by many factors beyond our control, including:

•	availability of parties willing to enter into purchase and sale transactions with us;
•	increases in operational or capital costs;

•	availability of funds from our operations and credit facilities to support marketing activities;

•	availability of counterparties willing to offer credit to us; and,

•	reductions in demand for, and supply of, consulting services for any reason.

     (8) We operate in a highly competitive business environment, and competitive pressures could adversely affect our business.

We compete with similar enterprises in our areas of operation. Our competitors may expand or construct sales systems and associated infrastructure that would create additional competition for the services we provide to our customers. Our ability to renew or replace existing contracts with our customers at rates sufficient to maintain current revenue and cash flows could be adversely affected by the activities of our competitors and our customers. Uncertainty and possible adverse publicity may make us more susceptible to the loss of customers to our competitors. All of these competitive pressures could have a material adverse effect on our business, results of operations and financial condition.

(9) Because our financial statements reflect results from inception, financial information in our current and future financial statements may not be comparable to prior periods.

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

(10) We have minimal revenues and limited operating history.

We are a development stage company with no principal revenues and limited operations and our auditor has expressed substantial doubt about our ability to continue as a going concern. Our record of minimal revenues and a limited operating history pose specific risks that may adversely affect our business or an investment in our common stock.  There can be no assurances that we will generate sufficient revenue from future operations to implement our business plan or otherwise allow management to continue to devote any time to our business operations. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, in establishing a business as consulting firm. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model among these risks. To address these risks, we must, among other things:

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expand our customer base;

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enhance our name recognition;

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expand our product and service offerings;

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successfully implement our business and marketing strategy;

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provide superior customer service;

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respond effectively to competitive and technological developments; and,

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attract and retain qualified personnel.

(11) Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in the Midwest, Southeast and West coast region of the U.S. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to our current lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

(12) As a public company, we will be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy will raise our costs and may divert resources and management attention from operating our business.

We have historically operated as a private company. Following the effectiveness of this registration statement, we will need to file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the listing standards of the national securities exchange upon which we may list our Class A Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which will impose significant new compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
•	define and expand the roles and the duties of our Board of Directors and its committees;

•	institute more comprehensive compliance, investor relations and internal audit functions;

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evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December 31, 2013. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements.

The changes necessitated by becoming a public company will require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

(13) We are exposed to the creditworthiness and performance of our customers, suppliers and transactional counterparties, and any material nonpayment or nonperformance by one or more of these parties could adversely affect our financial and operational results.

There can be no assurance we have adequately assessed the creditworthiness of each of our existing or future customers, suppliers or transactional counterparties or that there will not be a rapid or unanticipated deterioration in their creditworthiness, which may have an adverse impact on our financial condition and results of operations. Nor is there certainty that our counterparties will perform or adhere to existing or future contractual arrangements.

We manage our exposure to credit risk through credit analysis and credit monitoring procedures and policies, including credit support requirements for customers and counterparties to which we extend no or limited unsecured credit, such as letters of credit, prepayments, and guarantees. Additionally, we apply a risk/reward analysis on each client to insure that their projections and business assumptions are accurate, reasonable and provide a likelihood of success.

However, these procedures and policies cannot fully eliminate counterparty credit risks, and to the extent our procedures and policies prove to be inadequate, our financial and operational results may be negatively impacted.

 (14) We Are Dependent On The Services Of A Certain Key Employee And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, David Haig.  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Mr. Haig possesses valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of him as a key employee could harm our operations, business plans and cash flows. Mr. Haig has agreed to dedicate approximately 20 hours per week to the development of our business. This limited amount of time that Mr. Haig is able to devote to the development of our business on a weekly basis may inhibit our ability to generate sufficient revenue to maintain our business as a going concern.

Risks Related To This Offering

(15)  There Is No Public Market for Our Shares, and We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment.  Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop.    Due to the limited services we offer, we anticipate that demand for our shares will not be very high.  If a trading market does develop for the securities offered hereby, we do not know if it will be sustained.  We plan to apply to have our stock quoted on the over-the-counter (“OTC”) Electronic Bulletin Board.  Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”).  We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

(16)  Because it May Be Difficult to Effect a Change in Control of SOELLINGEN ADVISORY GROUP, INC.  Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better.

David Haig, President and CEO, currently holds approximately 19,250,000 shares of our outstanding voting stock, of which no shares are being registered in this offering. If Mr. Haig chooses to keep all of his stock (that is, he sells none of his stock during this offering), Mr. Haig could retain his status as a controlling security holder.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better.  Mr. Haig has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(17)  The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders.  Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.  The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.  The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.  These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(18)  Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease.

We expect our business to solely consist of the sale of consulting services.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace.  This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

 (19) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares.  We established the offering price based on our recent sale of stock at par value, not based on perceived market value, book value, or other established criteria.  We did not obtain an independent appraisal opinion on the valuation of the shares.  The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(20)  Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors.  We do not know the amount of cash that we will generate, if any, once we have more productive operations.  Cash distributions are not assured, and we may never be in a position to make distributions.

 (21)  The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

 (22) If our customers are found in violation of the Environmental, Health and Safety Regulation it could negatively impact our sales if our customers’ operations are interrupted.

General

Our customers’ operations have been subject to varying degrees of complex laws and regulations by multiple levels of government relating to the production, transportation, storage, processing, release and disposal of waste, products and other materials or otherwise relating to protection of the environment. Our company is not currently directly subject to such regulations.

(23) We might not be successful in achieving our objectives if there are significant changes in the economic and regulatory environment surrounding business.

SAGI will be subject to risks related to national economic conditions, changes in the investment climate for business consulting governmental rules and fiscal policies, and other factors beyond the control of our management.

(24) Our business may be significantly harmed by a slowdown in the economy.

An overall decline in the economy or the occurrence of a natural disaster could decrease the need of our services. . This could restrict our success in attracting clients and significantly harm our business, financial condition and liquidity.

(25) To the extent that we expand our operations to new markets, our business operations may suffer from our lack of experience, which may adversely affect our revenues.

Currently, SAGI operates in Florida. Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the market in which we currently operate. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans, which may diminish our revenues.

(26) The issuance of additional shares of stock to obtain additional financing may dilute the holdings of our existing stockholders or reduce the market price of our stock.

The 862,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission.  The security holders may sell some or all of their shares immediately after they are registered.  In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. SAGI cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements.  Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by SOELLINGEN ADVISORY GROUP, INC. described in “Risk Factors” and elsewhere in this prospectus.  For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in an unexpected downturn in demand for our services;

(b)

governmental restrictions or excessive taxes on our services;

(c)

economic resources to support the development of our projects;

(d)

expansion plans, access to potential clients, and advances in technology; and.

(e)

lack of working capital that could hinder acquisitions for development of our projects.

Item 4. Use of Proceeds.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Item 5. Determination of Offering Price.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $0.025 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Item 6. Dilution

We are not offering any shares of our common stock by this prospectus. 862,000 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.   All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $0.05 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

As of June 30, 2013 the net tangible book value of our shares was $11,266 or approximately $0.001 per share, based upon 20,414.000 shares outstanding.  As of April 30, 2013 the negative net tangible book value of our shares was ($6,949) or approximately ($0.000) per share, based upon 20,414,000 shares outstanding.

Upon completion of this offering there is no dilution effect to the potential shareholders since the common stock to be sold in this Offering is common stock that is currently issued and outstanding.

The following table identifies the prices that common stock has been issued within the last 5 years in compliance with Regulation S-K Item 506.

Shareholder	Number of shares	Price paid per share	Consideration paid

David Haig	19,250,000	$0.0001	Services (1)
Ray Skaff	250,000	$0.0001	Services (1)
All other investors	914,000	$0.025	$22,850.00

(1)

Mr. Haig and Mr. Skaff  have expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

Item 7. Selling Security Holders.

This prospectus will be used for the offering of shares of our common stock owned by selling security holders.  The selling security holders may offer for sale up to 862,000 of the 862,000 shares of our common stock originally issued to them by subscription agreement at $0.025 per share.  The shares of common stock were issued pursuant to Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  All shareholders are sophisticated investors and accredited investors who were personally known by our president, David Haig. The Company did not engage in any general solicitation regarding the private offering.  The Company filed a Form D with the SEC in connection with such offering.

Selling security holders must sell their shares at $0.025.  We will not receive any proceeds from such sales.  The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act.  All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company.  All expenses of this offering are being paid for by us on behalf of selling security holders.  The following table sets forth information regarding our selling security shareholders.  Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Table 1.0 Selling Security Holders

Name of security holder	Shares owned as of the date of prospectus (1) prospectus (1) (3)	Shares beneficially owned as of the date of prospectus (2)	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete (3)	Position, office or other material relationship to the company within last three years
Roy Bartlett	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Angela Bianchet	20,000		0.098%	20,000	0.00%	FRIEND
Kenneth Blake	20,000		0.098%	20,000	0.00%	FRIEND
Daniel Brennan	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Janet E. Christie-Seely	40,000		0.196%	40,000	0.00%	FRIEND
Gus DeLa Fuente(2)	20,000	40,000	0.196%	20,000	0.00%	FRIEND
Susan DeLa Fuente(2)	20,000	40,000	0.196%	20,000	0.00%	FRIEND
Ross Demkiw	40,000		0.098%	40,000	0.00%	FRIEND
Nancy F. Gharib	40,000		0.196%	40,000	0.00%	FRIEND
Francois Gravelle	20,000		0.098%	20,000	0.00%	FRIEND
Richard Haggar (2)	40,000	80,000	0.392%	40,000	0.00%	FRIEND
Stacey L. Haggar(2)	40,000	80,000	0.392%	40,000	0.00%	FRIEND
Kamaneal Investment Plc (4) / The Poulsen Family Trust	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Brian Kistler	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Jacob Kovalio	20,000		0.098%	20,000	0.00%	FRIEND
Nathalie Lalonde	20,000		0.098%	20,000	0.00%	FRIEND
Darren Lecompte	12,000		0.059%	12,000	0.00%	FRIEND
John MacNeill	10,000		0.049%	10,000	0.00%	FRIEND
Sara D. McCall	20,000		0.098%	20,000	0.00%	FRIEND
Brian Morin	20,000		0.098%	20,000	0.00%	FRIEND
Ken Olsen	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Alain Quirion	20,000		0.098%	20,000	0.00%	FRIEND
Nelson Riis	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Nils Riis	20,000		0.098%	20,000	0.00%	FRIEND
Peter Russell	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
Kelly Saikaley	20,000		0.098%	20,000	0.00%	FRIEND
Allan Sayegh	20,000		0.098%	20,000	0.00%	FRIEND
Andre Skaff	10,000		0.049%	10,000	0.00%	Brother in Law of R. Skaff
Danny Skaff	20.000		0.098%	20,000	0.00%	Cousin of R. Skaff
Jaclyn Skaff	20,000		0.098%	20,000	0.00%	Niece of R. Skaff
Linda Skaff	20,000		0.098%	20,000	0.00%	Niece of R. Skaff
Noella Skaff	10,000		0.049%	10,000	0.00%	Sister of R. Skaff
Salwa Skaff	20,000		0.098%	20,000	0.00%	Mother of R. Skaff
Judy Thompson	20,000		0.098%	20,000	0.00%	FRIEND
Craig Walsh	20,000		0.098%	20,000	0.00%	BUSINESS COLLEAGUE
David Osborne Wright	20,000		0.098%	20,000	0.00%	FRIEND
Thomas Osborne Wright	40,000		0.196%	40,000	0.00%	FRIEND
0937334 B.C Ltd.(5)	40,000		0.196%	40,000	0.00%	BUSINESS COLLEAGUE

(1)

This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by any selling shareholder’s spouse or minor child.

(2)

This column represents the actual number of shares beneficially owned in that Gus and Susan de la Fuente and Richard and Stacey Haggar are husband/wife. All other blood related parties are adults, emancipated and independent of each other.

(3)

The percentage held in the event all of the 862,000 shares in the Resale Offering are sold.

(4)

Kamaneal Investment PLC / The Poulsen Family Trust is the holding vehicle through which Mark Poulsen has control, a friend and business colleague who is a resident of Brisbane, Australia.

(5)

0937334 B.C Ltd. is owned by Jeff Sheremeta, a friend and former business colleague who is employed as a lawyer in Vancouver, B.C

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at the fixed price of $0.25 per share unless and until a market develops for our shares, such as quotation on the Over-the-Counter Bulletin Board or listed on a national securities exchange.  The selling shareholders may affect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.  Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares.  The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.  In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

Item 8. Plan of Distribution

Resale Offering

Our common stock is not traded on any market or securities exchange.  The selling shareholders may sell shares of our common stock at a fixed price of $0.025 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.025 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.025. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

The selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.025 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $0.025 per share for the duration of this offering  In a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders.  The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

On such public markets as the common stock may from time to time be trading;

(b)

In privately negotiated transactions;;

(c)

Through the writing of options on the common stock;;

(d)

 In short sales; or

(e)

In any combination of these methods of distribution.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes.  Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares.  The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares.  These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders.    Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act when eligible, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them.  The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders.  The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action.  The plan of distribution for the selling security holders’ shares will otherwise remain unchanged.  In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.  The selling security holders and any broker-dealers participating in the distributions of the shares shall be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations hereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.  Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities and Exchange Commission, they are required to comply with Regulation M.  In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.  We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum.  Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  The selling security holders and distribution participants are required to consult with their

Item 9. Description of Securities to be Registered

General

We are authorized to issue up to 500,000,000 shares of common stock, $.0001 par value per share, of which 20,414,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore.  There are presently no plans to pay dividends with respect to the shares of our common stock.  Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock.  The common stock is not subject to any liability for further assessments.  There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call.  The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Clifford J. Hunt, Esquire whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently are authorized but have not issued preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock since our inception.  We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future.  Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement we will have 862,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock.  The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Item 10. Interest of Named Experts and Counsel

On April 24, 2013 the Company retained Messineo & Co.  CPAs, LLC (M&Co) as its independent certified public accountant.  M&CO. has provided audited financials for SOELLINGEN ADVISORY GROUP, INC. as of April 30, 2013 and for the period March 28, 2013 (inception) through April 30, 2013. The date of the report for these audited financials is May 31, 2013.  M&Co., whose report is contained herein, was paid in cash for services rendered.  Therefore, the firm has no direct or indirect interest in us.  M&CO.’s report was given based on their authority as experts in accounting and auditing.

Clifford J. Hunt, Esquire is counsel for our Company and has given an opinion on the validity of the securities being registered; the opinion appears elsewhere in this registration statement.  Mr. Hunt has no direct or indirect interest in us.

Item 11. Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

Business Consulting

General

SOELLINGEN ADVISORY GROUP, INC., Inc., (“SAGI”) was formed in 2013. SAGI was formed to focus on providing business consulting primarily for small to medium sized businesses. While being located and domiciled in Florida, SAGI’s management fully intends to expand its presence in the business consulting industry, by increasing the consulting capacity through the hiring of additional consultants as well as strategic acquisitions.

The company's "strategic business and financial planning" advisory services are designed to assist small and mid-sized businesses, predominantly those in the environmental technologies industries, with the expertise and experience required to expand into international or broader domestic markets. Specifically, Soellingen works with clients that have a successful local or regional operating business whose products, services and / or business model can be expanded into broader markets, but who don't necessarily possess the business acumen or contacts to do so on their own. In these cases, Soellingen provides its clients with such services as corporate and marketing strategies, international markets development, growth and operations management, financial modeling, business analysis (markets, competition etc.) and due diligence. Soellingen does not provide advisory services to individuals, dealing exclusively with business and corporate clients, and does not provide any financial, investment banking or other regulated services for which licenses are required.

We have conducted marketing and sales activities to take advantage of opportunities related to time, location and quality of various consulting projects.

We currently conduct our marketing operations primarily in Industry/Incentive friendly regions of The United States of America.

We do not have any off-balance-sheet arrangements.

How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct a private offering under Section 4(2) of the Securities Act of 1933.

In the event we raise additional capital, we will be able to implement our expansion in accordance with our business plan.  We anticipate that we will use the funds raised to fund marketing activities and working capital.  Our failure to market and promote our services will harm our business and future financial performance.  If we are unable to expand our operations within the next twelve months, we will likely see a decrease in the ability of increasing our revenues.  We cannot guarantee that additional funding will be available on favorable terms, if at all.  If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses.  Our CEO has agreed to continue to fund our operations as needed over the next 12 months until cash flows are sufficient to sustain operations.  Pursuant to the agreement it is binding on our CEO and he has agreed to only the return of his capital with no interest or other consideration. Thus far there has not been any need for funds provided by our CEO.  We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes.  If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever.  None of our officers or directors is obligated to pay for our expenses.  Moreover, none of our officers have specifically agreed to pay our expenses should we need such assistance.

The implementation of our business strategy is estimated to take approximately 12-18 months.  Once we are able to secure funding, implementation will begin immediately.  We anticipate 30 days to be in a stage of full operational activity to gain additional clients.

The major parts of the strategy to be immediately implemented will be the sales and marketing and office equipment and human resource procurement.

Our lack of revenues has affected the Company directly. Without a strong or known market demand, it was considered a risk to expand in any new geographical areas, since there was realistic probability that costs would not be recovered upon completion and sales generated.

Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities.

Industry Overview

Scores of other major companies have made consulting a core part of executive development. The belief is that, under the right circumstances, one-on-one interaction with an objective third party can provide a focus that other forms of organizational support simply cannot. A sampling of the top management consulting firms are but not limited to:

NAME OF FIRM	Location of Corporate Headquarters
McKinsey & Company	Greater New York City Area
The Boston Consulting Group, Inc.	Greater Boston Area
Bain & Company	Greater Boston Area
Booz & Company	Washington DC Metro Area
Monitor Group	Greater Boston Area
Oliver Wyman	Greater New York City Area
Accenture	Greater Chicago Area
Towers Watson	Greater Philadelphia Area
AlixPartners, LLP	Greater Detroit Area
A.T. Kearney	Greater Chicago Area

.

Marketing

SAGI has developed a multi-pronged, targeted marketing program aimed at informing potential customers of the Company’s services.

Internet Promotions

SAGI will utilize its website and email database for both educational and promotional activities. We will promote all of our upcoming company events such as workshops, seminars, business clubs, etc. and include testimonials from our client base. Our primary means of promoting the website is the registration with all major and most minor search engines, insuring that web users are directed to the site when they search for information regarding business consulting.  Finally, the Company’s web address will be featured on all printed materials, including advertisements, stationary, etc.  Our URL IS WWW.SOELLINGEN.COM, effective as of July 4, 2013 and is currently under further construction.

Strategic Alliances

SAGI will gain a significant amount of leads through developing strategic alliance relationships with companies offering complimentary services and products to the small to medium size business markets. This will enable SAGI to market its services into the customer database of the partnering company leveraging the trust developed between the strategic partner and their customers.

Seminars & Workshops

SAGI will periodically conduct seminars and workshops to educate the marketplace on all products and services offered. This strategy is an effective and highly leveraged method to reach large portions of the market.

Several sectors of the environmental technologies industry is regulated by federal and state regulations. To provide the best service for a customer, the company must develop a relationship with that customer. The company must learn about the customer’s production goals and aspirations, and the company must retain each customer’s past and current situation in a secure and responsible manner.

THE SOELLINGEN ADVISORY GROUP, INC. SOLUTION

Our Strategy

In addition to our consulting services which provide assistance to client companies with operations management, international expansion strategy, and marketing, once our business model is established, the primary strategy for growth will be through duplication of the business model in states with large concentrations of technology businesses and/or other industry specific benefits as well as acquisition of currently operating managing consulting companies.

Our Business Model

SAGI’s model is based on a vision of expanding its current consulting service, while at the same time; offering a new complementary service consisting of assisting small to medium-sized companies to gain knowledge of international market opportunities and expansion strategies. This complementary service shall be provided through an introduction to our strategic alliance partners. Our primary objective will be for SAGI to provide business and corporate development consulting while at the same time introducing our client to strategic alliance partners who will then counsel them through various capital funding strategies.

The company's "strategic business and financial planning" advisory services are designed to assist small and mid-sized businesses, predominantly those in the environmental technologies industries, with the expertise and experience required to expand into international or broader domestic markets. Specifically, Soellingen works with clients that have a successful local or regional operating business whose products, services and / or business model can be expanded into broader markets, but who don't necessarily possess the business acumen or contacts to do so on their own. In these cases, Soellingen provides its clients with such services as corporate and marketing strategies, international markets development, growth and operations management, financial modeling, business analysis (markets, competition etc.) and due diligence. Soellingen does not provide advisory services to individuals, dealing exclusively with business and corporate clients, and does not provide any financial, investment banking or other regulated services for which licenses are required.

Initially SAGI will penetrate markets in states such as Florida, New York, California, Texas, Colorado, Georgia and the U.S Midwest, where capital and benefits incentives, as well as, a built-in industry establishment will facilitate our efforts and minimize the need for additional operational infrastructure.

Building the SAGI Infrastructure

The operational infrastructure of SAGI is already in place. However, the capacity to support future growth will be limited by the number of consultants within the consulting firm. SAGI will look to acquire other independent firms and/or consulting professionals to expand its consulting capacity accordingly. The company is not a blank-check company and was not formed for the purposes of a reverse merger or any other like transaction. The company does now and will continue to operate as an advisory company, on a fee-based compensation basis, for independent clients requiring our expertise, experience and international contact networks. Any acquisitions that the company may make in the future, would be of companies similar in nature to our own, operating in similar or complementary industry segments or geographic location; that would provide Soellingen with new growth opportunities or competitive advantage.  The majority of the current consulting duties will initially be the responsibility of current senior management; however, as the Company implements its strategic growth plan, additions to the management team and growth in the operating structure will be required.

Expand To New Geographic Markets

While the near-term focus of SAGI management will be to grow its customer base in its local markets, the Company also intends to expand its market presence via an acquisition strategy of existing consulting firms. The “acquisition” growth strategy is now and will continue to be secondary to our primary “organic” growth strategy of obtaining individual clients.

Increase Product and Service Offerings

SAGI intends to leverage its existing client relationships, however, management recognizes that these relationships are the foundation of the Company’s success, and therefore will only market programs which it believes will be attractive and beneficial to its customers.  SAGI will not inundate its customers with mass mailings or inferior product offerings in order to generate revenue.

Additional programs and services will be developed or sought out as the opportunity develops and demand warrants.  This growth will be generated both organically and through acquisition or strategic alliance. SAGI will serve as the center for these operations, with acquired companies and joint ventures operating under the umbrella of the parent company.

Competition

The company is aware of other consulting companies in the industry providing service for business, employee, and customer relationships. We have not located information for any other company or firm that is currently providing the services that we offer or with the focused approach of SAGI, which is maintaining the business owner/employee and customer relationships.

There may be consultants that assist business owners with attracting and retaining clients. At SAGI, we focus on providing the means to establish and maintain the personal aspect of the relationship.

Description of Property

We do not own any real property.  Our offices are currently located at 777 South Flagler Drive, Suite 800, West Palm Beach, Florida, the offices of Mr. Haig, our CEO and President. Mr. Haig does not receive any remuneration for the use of his offices. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 6 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan, we do not require personnel other than Mr. Haig to conduct our business. In the future, we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Our common stock is not quoted or traded on any quotation medium at this time.  We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”).  There can be no assurance that an active trading market for our stock will develop.  If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations in building construction, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in commercial real estate markets, changes in the market valuations of commercial real estate, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control.  In addition, the stock market in general, and the market for commercial real estate development in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.  Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 19,592,000 shares common stock that could be sold by the selling shareholders according to Rule 144 that we have not agreed to register for resale beneficially owned by our current officers, directors and affiliated persons. 19,250,000 shares of common stock which are held by our President, David Haig (A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an  ”affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an “Affiliate” is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time.  In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one-year holding period.

Cash dividends have not been paid since inception.  In the near future, we intend to retain any earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  The declaration and payment of cash dividends by us are subject to the discretion of our board of directors.  Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors.  We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty-two (42) stockholders of record of our common stock as of Friday July 30, 2013.

Impact of the “Penny Stock” Rules on Buying or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

We are not required by Florida law to provide annual reports.  At the request of a shareholder, we will send a copy of an annual report to include audited financial statements.  Once our registration statement becomes effective we will file annual, quarterly, and current reports as required by the Securities Exchange Act of 1934, as amended.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

SAGI, a Florida  corporation, (the "Company") provides consulting services primarily to independent business owners and other market participants located in California, the Southeast and Midwest of the United States of America (the “U.S.”). Historically, we conducted initial marketing and sales activities to take advantage of opportunities related to time, location and quality of business operations. We have conducted our operations primarily in industry/incentive friendly regions of The United States of America.

Plan of Operation

Our plan of operation for the next twelve months will be to expand our client base. We market our consulting services to small and medium size businesses. As we continue to grow we will need to raise additional funds. We do anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. SAGI currently has 4 clients (who desire that their identities remain confidential) under contract providing the company minimum monthly fees in excess of $15,000. SAGI provides corporate development consulting and international business development assistance for these companies looking to expand into international markets. The company’s experience and expertise includes: Finance, Marketing, Business Development, Project Management, Operations Management, Strategic & Business Planning and Media/Marketing. We do not have need for the purchase of any property or equipment at this time. SAGI will not have any significant changes in the current number of employees.

Our CEO has agreed to continue to fund our operations as needed over the next 12 months until cash flows are sufficient to sustain operations.  Pursuant to the agreement it is binding on our CEO and he has agreed to only the return of his capital with no interest or other consideration. Thus far there has not been any need for funds provided by our CEO.  In addition, our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D,

Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Consulting Relationship

New Opportunity Business Solutions, Inc., is a non-related entity that provides consulting services to our Company. SAGI is a client of New Opportunity Business Solutions, Inc and presently SAGI has made arrangements with New Opportunity Business Solutions to make reductions to the note in return for successful referrals of other clients that retain New Opportunity Business Solutions. The original amount of the note payable was $199,800.  The note states a 10% interest rate. The note is as support for the consulting fee which was owed by SAGI but not paid as required. Both note and consulting agreement with all terms are attached as exhibits. Accrued interest at June 30, 2013 was $5,017.

New Opportunity Business Solutions the Consultant shall serve generally, on a non-exclusive basis, as a corporate consultant. NOBS will prepare and assist with the filing of an S-1 Registration statement with the Securities Exchange Commission and any required amendments thereafter, prepare and assist with the filing of a 15c211 with the Financial Investment Regulatory Authority (FINRA) and any required amendments thereafter, and those other filings that shall, from time to time, be required, to successfully obtain a quotation of the Company's common shares on the OTC Bulletin Board and obtain trading thereupon. NOBS will also be responsible throughout the term for the timely preparation of financial statements, annual 10K and quarterly 10Q statements for review by a PCAOB accountant and the Company's SEC counsel, and assisting in timely EDGAR filing of 10K and 10Q's with the SEC.

The contract is for a 12 month term.  The amount of the contract is $199,800 due and payable in full on April 1, 2013. The Company will expense the contract over the 12 month term in the amount of $16,650 per month.   As of June 30, 2013 the company has expensed 3 month or $49,950 and the prepaid balance was $149,850.

12 Month Growth Strategy and Milestones

While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative strategies developed and implemented for our clients, will provide a solid platform upon which our operations will continue to grow and deliver long-term success.

Note: The following milestones are based on the company's business development strategy following this registration statement becoming effective.

0-3 Months

•

Continue the execution of our consulting assignments for existing clients.

•

Complete design, development and implementation of Company's brand identity and website.

•

 Produce marketing materials and explore online marketing options.

•

Research and determine future priority market opportunities

4-6 Months

•

Establish marketing and communications strategy.

•

Build business development and support team.

•

Create expanded growth and corporate development strategy for business expansion in certain U.S regions that have been identified as high-growth market opportunities for the company.

•

Implement a communication schedule for internal and external stakeholders in accordance with SEC guidelines and best practices.

10-12 Months

•

Establish initial points of presence in those international markets where the company is already conducting client assignments and operations.

•

Establish and maintain e-commerce database, earned media opportunities, traditional advertising contacts and social media methods.

•

Expand our client service offerings to include those services sought by existing and prospective client demands.

•

Any need for outside services in which we cannot provide will all be initially outsourced in order to cut costs by not having facilities in excess of our needs. The company will not attempt to establish relationships with providers of outsourcing services until the company will be able to utilize such services.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and fully expect to fund these amounts from operations. There is however no guarantee that we will be able to fund out of operations. In that case our CEO has agreed to fund the projects.

Marketing costs	$8,000
Website development costs	4,500
Equipment purchase	2,500
Cost for being a public reporting company	12,000
Office Supplies	2,000
Staffing and Consultant costs	35,000
Total	$64,000

Results of Operations for the period ending April 30, 2013.

Revenues

The Company had no revenues during the period March 28, 2013 (inception) through April 30, 2013.

Operating Expenses

Total Expenses.  Total expenses for the period ending April 30, 2013 was $30,649.  Total expenses primarily consisted of professional fees of $28,850; selling, general and administrative of $134; and, interest expense of $1,665.  Total expenses were due to a consulting contract and legal fees associated with the S1 and incorporation fees.

Financial Condition

Total Assets.  Total assets at April 30, 2013 were $194,850.  Total assets consist of cash of $11,700 and prepaid expense of $183,150.  Total assets were due to cash received via subscription agreements and a consulting contract.

Total Liabilities.  Total liabilities at April 30, 2013 were $201,799.  Total liabilities consist of accounts payable of $334, notes payable of $199,800 and accrued interest of $1,665.  Total liabilities were due to the promissory note related to a consulting contract and a payable associated with the preparation of the S-1.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss for the period ending April 30, 2013 of $30,649.  The Company has an accumulated loss of $30,649 during the development stage, March 28, 2013(inception) through April 30, 2013.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of services. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due.  At April 30, 2013 we had working capital deficit of $6,949.  Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the period ending April 30, 2013 was ($10,050).

Net cash provided by financing activities for the period ending April 30, 2013 was $21,750.  Net cash provided by financing activities is from the proceeds of stock sales.

Results of Operations for the period ending June 30, 2013.

Revenues

Total Revenues were $19,500 for the period ending June 30, 2013 and $-0- for the period of March 28, 2013 (inception) through April 30, 2013.  The increase of $19,500 was due to the Company executing three service agreements.    Two service agreements were executed in May of 2013 and the third service agreement was executed in June of 2013.  .  Under the terms of the service agreements the Company will provide consulting services for strategic business and financial planning. The Company invoices their respective clients monthly ranging from $3,000 to $6,500.  Each service agreements is for a twelve month period. The Company provided and earned consulting service fees for the period of $19,500. The fees earned are currently reflected in accounts receivable of $19,500.

The company’s “strategic business and financial planning” advisory services are designed to assist small and mid-sized businesses, predominantly those in the environmental technologies industries, with the expertise and experience required to expand into international or broader domestic markets. Specifically, Soellingen works with clients that have a successful local or regional operating business whose products, services and / or business model can be expanded into broader markets, but who don't necessarily possess the business acumen or contacts to do so on their own. In these cases, Soellingen provides its clients with such services as corporate and marketing strategies, international markets development, growth and operations management, financial modeling, business analysis (markets, competition etc.) and due diligence. Soellingen does not provide advisory services to individuals, dealing exclusively with business and corporate clients, and does not provide any financial, investment banking or other regulated services for which licenses are required.

Operating Expenses

Total expenses for the period ending June 30, 2013 was $73,034.  Total expenses primarily consisted of professional fees of $65,950; selling, general and administrative of $2,067; and, interest expense of $5,017.  Professional fess consisted of accounting expense of $3,500 paid to Messineo & Co, CPAs, legal expense of $10,250 paid to Hunt Law Group and $300.00 for the formation of the corporation, management expense of $1,950 for the issuance of common stock to David Haig and Ray Skaff for services and consulting expense of $49,950 per the consulting contract with New Opportunity Business Solutions.  Total expenses were associated with the S1 registration statement and incorporation fees.

Financial Condition

Total Assets.  Total assets at June 30, 2013 were $176,167.  Total assets consist of cash of $3,192, accounts receivable of $19,500, prepaid expense of $152,475 and deposits of $1,000.  Total assets were due to cash received via subscription agreements, telephone deposit and consulting contracts.

Total Liabilities.  Total liabilities at June 30, 2013 were $164,901.  Total liabilities consist of accounts payable of $84, notes payable of $159,800 and accrued interest of $5,017.  Total liabilities were due to the promissory note related to a consulting contract and a payable associated with the preparation of the S1 registration statement.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss for the period ending June 30, 2013 of $13,534.  The Company has an accumulated loss of $13,534 during the development stage, March 28, 2013(inception) through June 30, 2013.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of services. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due.  At June 30, 2013 we had working capital of $10,266.  Our working capital is due to the results of operations.

Net cash used in operating activities for the period ending June 30, 2013 was ($19,658).

Net cash provided by financing activities for the period ending June 30, 2013 was $22,850.  Net cash provided by financing activities is from the proceeds of stock sales.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability.  Our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 3 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of June 30, 2013.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Table 3.0 Directors and Executive Officers

Name	Age	Position
David Haig	41	CEO & President, Director

Raymond Skaff

51

    Vice President, Corporate Communications, Director

David Haig - For the last 20 years, David has been a leader, program manager and consultant in a wide variety of positions where program-development, project-management, innovation and leadership ability were critical. His principal areas of effectiveness are planning and operations, problem solving, resource (people, finance, material and knowledge) management and development, project management, team building, and strategic partnering. As a strategic-planning and operations-oriented executive, David developed expertise in planning, executing and controlling complex projects spanning several continents. He also has extensive hands-on expertise in strategy formulation, resource planning and budgeting, business planning, corporate finance, integrated knowledge-management systems, performance management, system dynamics and International project development.

 Following university, where David studied corporate finance, economics and management information systems, he was primarily engaged in the direct funding and raising of investment and venture capital for US-based internet and dotcom companies. During this time, he also served in various advisory roles, assisting start-up and mid-sized companies with corporate and strategic planning, structuring complex financial transactions, and managing financial operations.

 In 2000, following a series of successful merger & acquisition transactions and strategic sales, he partnered with colleagues to create a private equity company, Westingdale Limited, of which he served as Managing Director between 2007-2012, that expanded to include a niche corporate and financial advisory practice. During the next 13 years, David had the opportunity of serving as a strategic corporate advisor to many, early and mature stage, public and private companies, with revenues ranging from NIL to $115.0 million annually. As well, he directly managed and participated in nearly two dozen financing transactions and served in a number of interim executive positions for client companies, including CFO and CEO.

 Positions held by David have included: Interim CFO, Oceanus Communications Inc. (1998-2000), a Canadian software company engaged in the development of video games and MMPG (massively multiplayer online game) technology; Vice-President, Corporate Development, Bio-Fertilis, Inc. (2008-2009) and Interim President and CEO, Bio-Fertilis, Inc. (2009-2011), an organic fertilizer company; Special Advisor to the CEO, Pure Energy Visions Corp. (2012), a rechargeable battery and wire-free charging technology company; and Special Advisor to the CEO, AgriMarine Holdings Inc. (2011-2012) (TSX-V:FSH), an international company engaged in sustainable aquaculture technology and fish farming. In addition to private sector business experience, David has served as an economic advisor and consultant for several foreign governments and governmental agencies, as well as a Business Planning Officer and Senior International Affairs Advisor for the Government of Canada.

 David brings to Soellingen a 15-year history and track record of practical management experience, leading functional teams as well as company-wide operations, including direct responsibility for departmental and organizational P&L, oversight and management of teams in excess of 50 persons, start-up management and entrepreneurial experience, a broad international contact base,  and clear understanding and knowledge of the public markets. David has previously and continues to present to international business symposia and frequently participates in business strategy and policy conferences for both the public and private sectors in North America.

It is not Soellingen's business model nor are there any plans, currently or anticipated, for Mr. Haig to serve in interim executive positions for any of our client companies.

Further information is available at http:www/davidhaig.ca or LinkedIn (ca.linkedin.com/pub/david-haig/42/5b8/314/).

Ray Skaff - Ray Skaff, a graduate of the 1983 Radio & Television Arts Program at Algonquin College, has been a driving force behind successful multimillion-dollar partnerships, projects, and fundraising events for more than 25 years.  His leadership experience is well established in the communications, commercial, and not-for-profit industry, including extensive expertise with diverse media and marketing platforms, business development, trends, and government & community agencies.  Ray has also built an impressive track record of increasing awareness, impressions, and branding at the same time as decreasing costs and enhancing operational efficiencies.  He demonstrates superior oral and written communications skills, along with ability to thrive in high-stress, demanding environments.

Ray’s extensive tenure includes 20 years as Station Manager at Rogers Communications Ottawa, Director of Programming for the Cable Public Affairs Channel, and National Manager of Captioning Services at Rogers.  Since 2010, Ray’s consulting company has provided exceptional professional services to various non-profit organizations and businesses to deliver a coordinated approach to analyzing and executing the project, develop marketing, public relations, and/or business plan that support the client’s goals.  Also currently serves as General Partner and Vice President for RGR Hospitality.

In 2007, Ray was one of the first inductees in the Algonquin College Media Hall of Fame in Ottawa, Canada.  The award was created to recognize trailblazers and role models in the Media Industry – setting the highest of standards for those who hope to follow in their footsteps.  Ray also played a significant role in defining the Television Broadcasting curriculum as Chair of the Algonquin College Advisory Board.

Ray is a founder of Soelligen Advisory Group and will serve as a Director and as its VP, Corporate Communications & Marketing.  He is continually recognized as a forward-thinking strategist who identifies and capitalizes on operational, procedural, programming, and business practices to positively impact an organization’s image, brand, and effect on the community. Ray consistently demonstrates a passion for his work and a commitment to performance excellence.

PROFESSIONAL EXPERIENCE

PROFESSIONAL CONSULTANT ♦ Ottawa         2009 – present

Providing exceptional professional services to various non-profit organizations and businesses to deliver a coordinated approach to analyzing and executing the project, develop marketing, public relations, and/or business plan that support the client’s goals.  Effectively responding to targeted audiences and working one-on-one with companies to develop strategic and tactical plan. Also liaison with external and internal staff to support various outsourced initiatives.

Also currently serve as General Partner for Casey’s Grill Bar Gloucester and Vice President for RGR Hospitality Inc. in Ottawa, Ontario, Canada.

CONCERT INTERNATIONAL ♦ Ottawa     2011 - 2012

Director, Communications & External Relations

Responsible for the communications, sponsorship, public relations, and management strategies of the organization. Also provides operational leadership and business analysis in the identification and development of new ventures.  Accountable for the advancement and execution of key plans and tactics to increase the visibility and profile of the company, CEO, and events; stimulate targeted outreach and increased public awareness; lead all communications, public relations and key messaging with stakeholders, performing artists and their management, media, the community and supporters; management support for the web based communications; cultivated and maintained government relations and partnerships with businesses and media; and worked collaboratively with internal and external staff and volunteers, and corporate sponsors.

CANADIAN NURSES ASSOCIATION ♦ Ottawa      2010 - 2011

Relationship Marketing Coordinator

Worked with corporate communication staff, to plan, implement, and evaluate activities that increase awareness among CNA stakeholders.  Responsible for cultivating relationships with stakeholders and partners, and identifying and assessing opportunities to enhance CNA’s ability to engage members and generate revenue.  Ensures that the organization understands its audience, builds and maintains a relationship with each segment, and connects them to the brand.

ROGERS COMMUNICATIONS ♦ Ottawa   1991-2009

Station Manager (General Manager)

Oversaw television station staff comprised of over 60 full-time employees and more than 350 volunteers across production, promotions, marketing, programming, sales, operations, engineering, and community relations. Identified and capitalized on ways to improve brand and relationship with customers and community. Led initiatives and team to drive awareness and growth. Assisted in designing and executing strategic business plans and budgets aligning with domestic and international priorities and various customers.

27

Cultivated productive relationships with key government agencies, charitable organizations, and community leaders as well as community and multicultural organizations. Innovated and introduced new programs. Determined ways to utilize various media outlets, including print, radio, television, Internet, and cell phones, to deliver content globally and generate company synergies across business units. Led website design, outreach, content, traffic, and updates. Researched, analyzed, synthesized, and evaluated data and issues, providing action plans. Administered multimillion-dollar budgets and financial forecasting.

CABLE PUBLIC AFFAIRS CHANNEL ♦ Ottawa       2001-2002

Director of Programming Canada

Brought on board to develop new content, processes and new structure for station in order to drive operational stability and quality control. Analyzed programming, scheduling, and business practices, making changes as necessary to improve station’s image. Facilitated training for key company changes.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period April 30, 2013, for services rendered in all capacities to us.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”  Currently, we have no employment agreements with any of our Directors or Officers.  All of our directors are unpaid.  Compensation for the future will be determined when and if additional funding is obtained.

Table 4.1 Summary Compensation Table - Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(2)	(j)
		Salary	Bonus	Stock	Option	Non-equity	Nonqualified	All other	Total
				Awards	Awards	incentive	deferred	compen-
						plan	compensation	sation
Name and principal position (1)	Year	($)	($)	($)	($)	compensation ($)	earnings ($)	($)	($)
David Haig , President, CEO	2013	-0-	-0-	-0-	-0-	-0-	-0-	1,925	1,925
Raymond Skaff, Vice President, Corporate Communications	2013	-0-	-0-	-0-	-0-	-0-	-0-	25	25

 (1) There is no employment contract with Mr. Haig and Mr. Skaff at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

(2) In April 2013 the company issued our CEO 19,250,000 shares of common stock at par $0.0001 for services totaling $1,925.

In April 2013 the company issued our Vice President, Corporate Communications 250,000 shares of common stock at par $0.0001 for services totaling $25. The amount of value for the services of Mr. Haig and Mr. Skaff were determined by agreement for shares in which each received as founders for (1) control (2) willingness to serve on the Board of Directors and (3) participation in the foundational days of the corporation. The amount received by each is not reflective to the true value of the contributed efforts by either Mr. Haig or Mr. Skaff and was arbitrarily determined by the company.

 Mr. Haig and Mr. Skaff  have expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

Table 4.2 Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)
	Fees	Stock	Option	Non-equity	Nonqualified	All other	Total
	earned or	Awards	Award(s)	incentive	deferred	compen-
	paid in cash			Plan compensation	compensation earnings	sation
Name and principal position (1)	($)	($)	($)	($)	($)	($)	($)
David Haig , President, CEO	-0-	-0-	-0-	-0-	-0-	1,925	1,925-
Raymond Skaff, Vice President, Corporate Communications	-0-	-0-	-0-	-0-	-0-	25	25-

28

 (1) There is no employment contract with Mr. Haig and Mr. Skaff at this time.  Nor are there any agreements for compensation in the future.  A salary and stock options and/or warrants program may be developed in the future.

(2) In April 2013 the company issued our CEO 19,250,000 shares of common stock at par $0.0001 for services totaling $1,925.

In April 2013 the company issued our Vice President, Corporate Communications 250,000 shares of common stock at par $0.0001 for services totaling $25.  Mr. Haig and Mr. Skaff  have expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

Compensation Committee Interlocks and Insider Participation

Currently, our Board of Directors consists of Mr. Haig and Mr. Skaff. We are not actively seeking additional board members at this time.  At present, the Board of Directors has not established any committees.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of September 20, 2010, and our officers and directors, individually and as a group.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.  Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 5.0 Beneficial Ownership

Amount and Nature of Beneficial Ownership Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	David Haig	19,250,000	19,250,000	94.30%	94.30%
Common Stock	Raymond Skaff	250,000	250,000	1.22%	1.22%
Common Stock	All Executive Officers and Directors as a Group (1)	19,500,000	19,500,000	95.52%	95.52%

(1)

The percentages are based on a Before-Offering total of 20,414,000 shares of common stock issued and outstanding as of the date of this prospectus and assume all of the 862,000 shares of our selling security holders’ shares will be sold.

Transactions with Related Persons, Promoters and Certain Control Persons

In April 2013 the company issued our CEO 19,250,000 shares of common stock at par $0.0001 for services totaling $1,925.

In April 2013 the company issued our Vice President, Corporate Communications 250,000 shares of common stock at par $0.0001 for services totaling $25.

Mr. Haig and Mr. Skaff  have expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

In April 2013 the company issued 40,000 shares of common stock at $0.025 to 6489125 Canada Corp., a corporation controlled by Raymond Skaff, our Vice President, Corporate Communications for USD $1000.00.

In April 2013 the company issued 12,000 shares of common stock at $0.025 for USD $300.00 to Karen Haig, the spouse of our CEO.

Our offices are currently located at 777 South Flagler Drive, Suite 800, West Palm Beach, Florida, the offices of Mr. Haig, our CEO and President. Mr. Haig does not receive any remuneration for the use of his offices.

Promoter

The company does not have any promoters other than our CEO, David Haig.

29

Director Independence

We do not presently have any independent directors.  We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company.  Our Board of Directors is comprised of our President and CEO, David Haig and Raymond Skaff, Vice President of Corporate Communications.  Mr. Haig is currently majority shareholder of the company’s common equity. We intend to seek additional independent members for our board of directors when the market conditions improve and we are able to provide compensation for our board of director members.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation do include a provision under Article VIII, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article VII, Section 4, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of SOELLINGEN ADVISORY GROUP, INC pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Messineo & Co, CPAs LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Soellingen Advisory Group, Inc.

777 South Flagler Drive – Suite 800

West Palm Beach, FL  33401

We have audited the accompanying balance sheets of Soellingen Advisory Group, Inc.

as of April 30, 2013 and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the period March 28, 2013 (date of inception) through April 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soellingen Advisory Group, Inc. as of April 30, 2013 and the results of its operations and its cash flows for the year then ended and for the period March 28, 2013 (date of inception) through April 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a recurring loss and negative cash flow from operating activities, a working capital deficit, and a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs LLC

Clearwater, Florida

May 31, 2013

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Balance Sheet

April 30,
2013
(audited)
ASSETS
Current Assets
Cash and cash equivalents	$11,700
Prepaid expenses	183,150
Total Current Assets	194,850

TOTAL ASSETS	$194,850

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$334
Accrued interest	1,665
Note payable	199,800
Total Current Liabilities	201,799

TOTAL LIABILITIES	201,799

COMMITMENTS AND CONTINGENCIES (Note 9)

Stockholders' Deficit
Common stock: 500,000,000 authorized; $0.0001 par value
20,414,000 shares issued and outstanding	2,041
Additional paid in capital	22,759
Subscription receivable	(1,100)
Accumulated deficit during development stage	(30,649)
Total Stockholders' Deficit	(6,949)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$194,850

The accompanying notes are an integral part of the audited financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Statement of Operations
March 28, 2013
(inception)
through
April 30,
2013
(audited)

Revenues	$—

Operating Expenses
Professional fees	28,850
Selling, general and administrative expense	134
Total operating expenses	28,984

Net Income (Loss) from operations	(28,984)

Other income (expense)
Interest expense	(1,665)
—

Net Income (Loss)	$(30,649)

Basic and diluted loss per share	$(0.00)

Weighted average number of
shares outstanding	15,326,667

The accompanying notes are an integral part of the audited financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
From March 28, 2013 (inception) to April 30, 2013

			Additional
	Common Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance as of March 28, 2013	—	$—	$—	$—	—	$—

Issued 19.5 million shares of common to certain officers and directors for services at par $0.0001, April 5, 2013	19,500,000	1,950	—	—	—	1,950
Sale of 914,000 shares of common stock for cash to various investors at $0.025 per share, April 10, 2013	914,000	91	22,759	(1,100)	—	21,750

Net loss					(30,649)	(30,649)

Balance, April 30, 2013	20,414,000	$2,041	$22,759	$(1,100)	(30,649)	$(6,949)

The accompanying notes are an integral part of the audited financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Statement of Cash Flows

March 28, 2013
(inception)
through
April 30,
2013
(audited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,649)
Adjustments to reconcile net loss to net
cash used in operations:
Stock issued for services	1,950
Changes in assets and liabilities:
Increase in prepaid expenses	(183,150)
Increase in accounts payable	334
Note payable issued for services	199,800

Increase in accrued interest	1,665
Net Cash (used in) operating activities	(10,050)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from equity issuances	21,750
Net Cash provided by financing activities	21,750

Net increase (decrease) in cash and cash equivalents	11,700

Cash and cash equivalents
Beginning of period	—
End of period	$11,700

Supplemental cash flow information
Cash paid for interest	$—
Cash paid for taxes	$—

Supplemental non-cash investing and financing transactions: Notes Payable issued for services	$199,800

The accompanying notes are an integral part of the audited financial statements

Soellingen Advisory Group, Inc.

(A Development Stage Company)

April 30, 2013

NOTES TO AUDTED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS

ORGANIZATION

The Company was incorporated in the State of Florida as a for-profit Company on March 28, 2013.  It is a development stage company in accordance with FASB ASC 915, Development Stage Entities.   The Company was formed as a consultant to the environmental technologies industry.  The environmental technologies industry is subject to constant change due to market trends, thereby making it extremely competitive. The environmental technologies industry is complex, because several segments are regulated by both federal and state governments. SAGI’s approach assists general business operations with the growth and development, international expansion and marketing aspects of their business, allowing our potential customers to focus on the business aspects of operations. By using the services provided by SAGI, our clients are free to focus on compliance with regulations within their industry, and to complete their primary business goals.

The Company is headquartered in West Palm Beach, Florida.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents totaled $11,700 at April 30, 2013.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect

Soellingen Advisory Group, Inc.

(A Development Stage Company)

April 30, 2013

NOTES TO AUDTED FINANCIAL STATEMENTS

or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

REVENUE RECOGNITION

The Company follows ASC 605, Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives revenue from consulting arrangements with clients.  Revenue is generated by hourly fee structure or fixed contract costs, based on expected time to complete, additionally, costs incurred may be billed, as defined by the contractual arrangements.

RESEARCH AND DEVELOPMENT

Soellingen Advisory Group, Inc.

(A Development Stage Company)

April 30, 2013

NOTES TO AUDTED FINANCIAL STATEMENTS

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $-0- in research and development costs for the period ending April 30, 2013.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of April 30, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at April 30, 2013.  As of April 30, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the period ending April 30, 2013 totaled $1,950.

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new

Soellingen Advisory Group, Inc.

(A Development Stage Company)

April 30, 2013

NOTES TO AUDTED FINANCIAL STATEMENTS

pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period March 28, 2013 (Inception) through April 30, 2013, the Company incurred losses of $30,649.  The net operating loss in the amount of $30,649, resulting from operating activities, result in deferred tax assets of approximately $10,421 at the effective statutory rates. Net operating loss carryforwards begin expiring in 2033. The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 5. SHAREHOLDERS’ EQUITY

On March 28, 2013 the Company, through approval of its Board of Directors, authorized common shares of 500,000,000 with a par value of $0.0001.

COMMON STOCK

On April 5, 2013 the Company issued 19,250,000 shares, par value $.0001, to David Haig, CEO and Director and 250,000 shares, par value $.0001, to Raymond Skaff, Director, in exchange for services totaling $1,950.

On April 10, 2013 the Company sold for cash totaling $22,850 914,000 shares to 40 shareholders via subscription at a value of $0.025 per share.  At April 30, 2013 $1,100 was held as subscriptions receivable.

There were 20,414,000 shares of common stock issued and outstanding at April 30, 2013.

NOTE 6. RELATED PARTY TRANSACTIONS

EQUITY TRANSACTIONS

On April 5, 2013 the Company issued 19,250,000 shares to David Haig, CEO, CFO , Founder and Director and 250,000 shares to Raymond Skaff, Director, Founder and Vice President of  Corporate Communications, for services in the amount of $1,950.   Mr. Haig and Mr. Skaff  have expended several months of time and expense in preparing the business for launch, including but not limited to, marketing, client acquisition, establishing our network, forming strategic alliances, raising capital, and formulating strategy.

NOTE 7. NOTES PAYABLE

Notes payable consisted of the following as of April 30, 2013:

April 30, 2013

New Opportunity Business Solutions, Inc., a non related party for consulting services to the company. SAGI is a client of New Opportunity Business Solutions, Inc and presently SAGI has made arrangements with New Opportunity Business Solutions to make reductions to the note in return for successful referrals of other clients that retain New Opportunity Business Solutions. The note states a 10% interest rate and no maturity date or repayment terms. The note is as support for the consulting fee which was owed by SAGI but not paid as required. Both note and consulting agreement with all terms are attached as exhibits. Accrued interest at April 30, 2013 was $1,665

$199,800

Total notes payable	$199,800

Less current portion	$(199,800)

NOTE 8. PREPAID EXPENSES

The Company entered into a consulting agreement with New Opportunity Business Solutions, a non related party, on April 1, 2013.  New Opportunity Business Solutions is to provide consulting services related to the preparation of the S1 registration statement being filed with the Security and Exchange Commission.  The contract is for a 12 month term.  The amount of the contract is $199,800 due and payable in full on April 1, 2013. The Company will expense the contract over the 12 month term in the amount of $16,650 per month.   As of April 30, 2013 the company has expensed 1 month or $16,650.  The balance of prepaid expense at April 30, 2013 is $183,150.

NOTE 9. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 11. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Condensed Balance Sheet

June 30,
2013
(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,192
Accounts receivable,	19,500
Prepaid expenses	152,475
Total Current Assets	175,167

Deposits	1,000

TOTAL ASSETS	$176,167

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$84
Accrued interest	5,017
Note payable	159,800
Total Current Liabilities	164,901

TOTAL LIABILITIES	164,901

COMMITMENTS AND CONTINGENCIES (Note 9)

Stockholders' Equity
Common stock: 500,000,000 authorized; $0.0001 par value
20,414,000 shares issued and outstanding	2,041
Additional paid in capital	22,759
Accumulated deficit during development stage	(13,534)
Total Stockholders' Equity	11,266

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$176,167

The accompanying notes are an integral part of the unaudited condensed financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Statement of Operations
March 28, 2013
(inception)
through
June 30,
2013
(unaudited)

Revenues	$19,500

Operating Expenses
Professional fees	65,950
Selling, general and administrative expense	2,067
Total operating expenses	68,017

Net Income (Loss) from operations	(48,517)

Other income (expense)
Referral income	40,000
Interest expense	(5,017)

Net Income (Loss)	$(13,534)

Basic and diluted loss per share	$(0.00)

Weighted average number of
shares outstanding	18,628,021

The accompanying notes are an integral part of the unaudited condensed financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
From March 28, 2013 (inception) to June 30, 2013

			Additional
	Common Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance as of March 28, 2013	—	$—	$—	$—	—	$—

Issued 19.5 million shares of common to certain officers and directors for services at par $0.0001, April 5, 2013	19,500,000	1,950	—	—	—	1,950
Sale of 914,000 shares of common stock for cash to various investors at $0.025 per share, April 10, 2013	914,000	91	22,759	—	—	22,850

Net loss					(13,534)	(13,534)

Balance, June 30, 2013	20,414,000	$2,041	$22,759	$—	(13,534)	$11,266

The accompanying notes are an integral part of the unaudited condensed financial statements

Soellingen Advisory Group, Inc.
(A Development Stage Company)
Condensed Statement of Cash Flows

March 28, 2013
(inception)
through
June 30,
2013
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,534)
Adjustments to reconcile net loss to net
cash used in operations:
Stock issued for services	1,950

Changes in assets and liabilities:
Increase in accounts receivable	(19,500)
Increase in prepaid expenses	(152,475)
Increase in deposits	(1,000)
Increase in accounts payable	84
Note payable issued for services	159,800
Increase in accrued interest	5,017
Net Cash (used in) operating activities	(19,658)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from equity issuances	22,850
Net Cash provided by financing activities	22,850

Net increase (decrease) in cash and cash equivalents	3,192

Cash and cash equivalents
Beginning of period	—
End of period	$3,192

Supplemental cash flow information
Cash paid for interest	$—
Cash paid for taxes	$—
Supplemental non-cash investing and financing transactions:	$—
Note payable issued for services	159,800

The accompanying notes are an integral part of the unaudited condensed financial statements

Soellingen Advisory Group, Inc.

(A Development Stage Company)

June 30, 2012

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS

ORGANIZATION

The Company was incorporated in the State of Florida as a for-profit Company on March 28, 2013.  It is a development stage company in accordance with FASB ASC 915, Development Stage Entities.   The Company was formed  to provide consulting services to the environmental technologies industry.  The environmental technologies industry is subject to constant change due to market trends, thereby making it extremely competitive. The environmental technologies industry is complex, because several segments are regulated by both federal and state governments. SAGI’s approach assists general business operations with the growth and development, international expansion and marketing aspects of their business, allowing our potential customers to focus on the business aspects of operations. By using the services provided by SAGI, our clients are free to focus on compliance with regulations within their industry, and to complete their primary business goals.

The Company is headquartered in West Palm Beach, Florida.

NOTE 2. GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, these condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2013 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the three month period ended June 30, 2013 are not necessarily indicative of the results for the full fiscal year ending December 31, 2013.

Soellingen Advisory Group, Inc.

(A Development Stage Company)

June 30, 2012

NOTES TO UNAUDITED FINANCIAL STATEMENTS

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents totaled $3,192 at June 30, 2013.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

ACCOUNTS RECEIVABLE

The Company provides an allowance for uncollectible accounts based upon a periodic review and analysis of outstanding accounts receivable balances. Uncollectible receivables are charged to the allowance when deemed uncollectible. Recoveries of accounts previously written off are used to credit the allowance account in the periods in which the recoveries are made.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Soellingen Advisory Group, Inc.

(A Development Stage Company)

June 30, 2012

NOTES TO UNAUDITED FINANCIAL STATEMENTS

REVENUE RECOGNITION

The Company follows ASC 605, Revenue Recognition. The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives revenue from consulting arrangements with clients.  Revenue is generated by hourly fee structure or fixed contract costs, based on expected time to complete, additionally, costs incurred may be billed, as defined by the contractual arrangements.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $-0- in research and development costs for the period ending June 30, 2013.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of June 30, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at June 30, 2013.  As of June 30, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the period ending June 30, 2013 totaled $1,950.

Soellingen Advisory Group, Inc.

(A Development Stage Company)

June 30, 2012

NOTES TO UNAUDITED FINANCIAL STATEMENTS

RECENT ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period March 28, 2013 (Inception) through June 30, 2013, the Company incurred losses of $17,884.  The net operating loss in the amount of $17,884, resulting from operating activities, result in deferred tax assets of approximately $6,081 at the effective statutory rates. Net operating loss carryforwards begin expiring in 2033. The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 5. SHAREHOLDERS’ EQUITY

On March 28, 2013 the Company, through approval of its Board of Directors, authorized common shares of 500,000,000 with a par value of $0.0001.

COMMON STOCK

On April 5, 2013 the Company issued 19,250,000 shares, par value $.0001, to David Haig, CEO and Director and 250,000 shares, par value $.0001, to Raymond Skaff, Director, in exchange for services totaling $1,950.

On April 10, 2013 the Company sold 914,000 shares to 40 shareholders via subscription at a value of $0.025 per share for cash totaling $22,850.

There were 20,414,000 shares of common stock issued and outstanding at June 30, 2013.

NOTE 6. RELATED PARTY TRANSACTIONS

EQUITY TRANSACTIONS

On April 5, 2013 the Company issued 19,250,000 shares to David Haig, CEO, CFO, Founder and Director and 250,000 shares to Raymond Skaff, Director, Founder and Vice President of Corporate Communications, for services in the amount of $1,950.

NOTE 7. NOTES PAYABLE

Notes payable consisted of the following as of June 30, 2013:

June 30, 2013

New Opportunity Business Solutions, Inc., a non related party for consulting services to the Company. SAGI is a client of New Opportunity Business Solutions, Inc and presently SAGI has made arrangements with New Opportunity Business Solutions to make reductions to the note in return for successful referrals of other clients that retain New Opportunity Business Solutions. The original amount of the note payable was $199,800.  The note states a 10% interest rate. The note is as support for the consulting fee which was owed by SAGI but not paid as required. Both note and consulting agreement with all terms are attached as exhibits. Accrued interest at June 30, 2013 was $5,017.

$159,800

Total notes payable	$159,800

Less current portion	$(159,800)

NOTE 8. PREPAID EXPENSE

The Company entered into a consulting agreement with New Opportunity Business Solutions, a non related party, on April 1, 2013.  New Opportunity Business Solutions is to provide consulting services related to the preparation of the S1 registration statement being filed with the Security and Exchange Commission.  The contract is for a 12 month term.  The amount of the contract is $199,800 due and payable in full on April 1, 2013. The Company will expense the contract over the 12 month term in the amount of $16,650 per month.   As of June 30, 2013 the company has expensed 3 month or $49,950 and the prepaid balance was $149,850.

The Company has entered into an agreement for the development of a website.  The amount prepaid for website development as of June 30, 2013 was $2,625.

The balance of prepaid expense at June 30, 2013 and April 30, 2013 is $152,475 and $183,150, respectively.

NOTE 9. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 10. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of June 30, 2013.

NOTE 11.  OTHER INCOME

The Company made arrangements with New Opportunity Business Solutions to make reductions to the note in return for successful referrals of other clients that retain New Opportunity Business Solutions.  As of June 30, 2013 the Company has made two successful referrals to New Opportunity Business Solutions resulting in $40,000 in referral fee income.

NOTE 12. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

TABLE OF CONTENTS
PROSPECTUS SUMMARY
SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
Resale Offering
DESCRIPTION OF SECURITIES TO BE REGISTERED
INTEREST OF NAMED EXPERTS AND COUNSEL
INFORMATION WITH RESPECT TO THE REGISTRANT
Description of Business
Description of Property
Legal Proceedings
Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters
Reports to Security Holders
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Our Business
Results of Operation
Liquidity & Capital Resources
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
Directors and Executive Officers
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Security Ownership of Certain Beneficial Owners and Management
Transactions With Related Persons, Promoters and Certain Control Persons
Director Independence
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEX TO FINANCIAL STATEMENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until

 (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

The following table sets forth the costs and expenses payable by SOELLINGEN ADVISORY GROUP, INC. in connection with the sale of the securities being registered.  We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$5.58
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$0.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$10,000.00
Transfer Agent’s Fees and Expenses	$2,000.00
Miscellaneous	$5,000.00
Total	$20,005.58

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation, Article X, permits the corporation to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense.

In addition, our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification.  We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

CODE OF ETHICS

We have adopted a code of ethics as of April 2013 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of SOELLINGEN ADVISORY GROUP, INC. common stock without registration during the last four years.  No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  The following securities of SOELLINGEN ADVISORY GROUP, INC  were issued by SAGI within the past four (4) years and were not registered under the Securities Act of 1933: .  The shares of common stock were issued pursuant to Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  All shareholders are sophisticated investors and accredited investors who were personally known by our president, David Haig.  There was no form of general solicitation utilized in connection with the offering or any sale to shareholders.  Each shareholder had sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment or was otherwise able to bear the economic risks of an investment in our company.  Additionally, each shareholder was provided with access to the type of information about our company that would normally be provided in a prospectus.  Finally, the shareholders agreed not to resell or distribute the securities to the public and were aware that each certificate representing shares of our common stock would bear a restrictive transfer legend to prevent any unauthorized distribution.

Name of Stockholder	Shares Received	Date Shares Sold	Consideration
6489125 Canada Corp[1].	40,000	April 10, 2013	$1000.00
0937334 B.C Ltd.[2]	40,000	April 10, 2013	$1000.00
Roy Bartlett	20,000	April 10, 2013	$500.00
Angela Bianchet	20,000	April 10, 2013	$500.00
Kenneth Blake	20,000	April 10, 2013	$500.00
Daniel Brennan	20,000	April 10, 2013	$500.00
Janet E. Christie-Seely	40,000	April 10, 2013	$1000.00
Gus De La Fuente	20,000	April 10, 2013	$500.00
Susan De La Fuente	20,000	April 10, 2013	$500.00
Ross Demkiw	40,000	April 10, 2013	$1000.00
Nancy Gharib	40,000	April 10, 2013	$1000.00
Francois Gravelle	20,000	April 10, 2013	$500.00
Richard Haggar	40,000	April 10, 2013	$1000.00
Stacey L. Haggar	40,000	April 10, 2013	$1000.00
Karen Haig	12,000	April 10, 2013	$300.00
The Poulsen Family Trust[3]	20,000	April 10, 2013	$500.00
Brian Kistler	20,000	April 10, 2013	$500.00
Jacob Kovalio	20,000	April 10, 2013	$500.00
Nathalie Lalonde	20,000	April 10, 2013	$500.00
Darren Lecompte	12,000	April 10, 2013	$300.00
John MacNeill	10,000	April 10, 2013	$250.00
Sara D. McCall	20,000	April 10, 2013	$500.00
Brian Morin	20,000	April 10, 2013	$500.00
Ken Olsen	20,000	April 10, 2013	$500.00
Alain Quirion	20,000	April 10, 2013	$500.00
Nelson Riis	20,000	April 10, 2013	$500.00
Nils Riis	20,000	April 10, 2013	$500.00

Peter Russell	20,000	April 10, 2013	$500.00
Kelly Saikaley	20,000	April 10, 2013	$500.00
Allan Sayegh	20, 000	April 10, 2013	$500.00
Andre Skaff	10,000	April 10, 2013	$250.00
Danny Skaff	20,000	April 10, 2013	$500.00
Jaclyn Skaff	20,000	April 10, 2013	$500.00
Linda Skaff	20,000	April 10, 2013	$500.00
Noella Skaff	10,000	April 10, 2013	$250.00
Salwa Skaff	20,000	April 10, 2013	$500.00
Judy Thompson	20,000	April 10, 2013	$500.00
Craig Walsh	20,000	April 10, 2013	$500.00
David O. Wright	20,000	April 10, 2013	$500.00
Thomas O. Wright	40,000	April 10, 2013	$1000.00
David Haig	19,250,000	April 5, 2013	Services
Raymond Skaff	250,000	April 5, 2013	Services

(1) 6489125 Canada Corp. is wholly owned by Raymond Skaff, a director and officer of the company.

(2) 0937334 B.C Ltd. is owned by Jeff Sheremeta, a friend and former business colleague who is employed as a lawyer in Vancouver, B.C

(3) Kamaneal Investment plc / The Poulsen Family Trust is the holding vehicle through which Mark Poulsen, a friend and business colleague of our CEO, and a resident of Brisbane, Australia.

Item 16. Exhibits and Financial Statement Schedules. The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	By-Laws
5	Opinion Regarding Legality and Consent of Counsel: by Clifford J. Hunt, Esq.
10.1	Consulting agreement dated April 1, 2013
10.2	Demand Note
14	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor’s Consent by Peter Messineo, C.P.A.

Item 17. Undertakings.

(a) Rule 415 Offering.  The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(1)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b)

Request for Acceleration of Effective Date.  Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Palm Beach, State of Florida, September 9, 2013.

(Registrant)

SOELLINGEN ADVISORY GROUP, INC.

By:  /s/ David Haig

David Haig, President, Director

By: /s/ Ray Skaff

Ray Skaff, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/David Haig /s/ Ray Skaff	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Director Director	September 9, 2013 September 9, 2013